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                                                                 EXHIBIT 11
                               XTRA CORPORATION
              STATEMENT OF THE CALCULATION OF EARNINGS PER SHARE
              --------------------------------------------------
          FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1997 AND 1996
                (MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)
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                                                        Three Months Ended             Six Months Ended
                                                             March 31,                    March 31,
                                                       --------------------           -------------------
                                                        1997         1996              1997         1996
                                                       -------     --------           -------     -------

Net Income                                             $   7.5      $   8.2           $  20.5     $  22.1
                                                       =======     ========           =======     =======
Weighted average number of fully diluted
     common shares outstanding (in thousands)           15,262       16,107            15,290      16,272

Earnings per fully diluted common share                $  0.49      $  0.51           $  1.34     $  1.36
                                                       =======     ========           =======     =======
Computation of Primary Shares Outstanding
-----------------------------------------
 (in thousands)
---------------

Weighted average common shares outstanding              15,250       16,072            15,275      16,235

Common stock equivalents for primary EPS:                   12           30                14          32
                                                       -------     --------           -------     -------
Weighted average number of common
     shares outstanding (primary)                       15,262       16,102            15,289      16,267
                                                       =======     ========           =======     =======
Computation of Fully Diluted Shares
-----------------------------------
 Outstanding (in thousands)
---------------------------

Weighted average common shares outstanding              15,250       16,072            15,275      16,235

Common stock equivalents for fully diluted
EPS:                                                        12           35                15          37
                                                       -------     --------           -------     -------
Weighted average number of common
     shares outstanding (fully diluted)                 15,262       16,107            15,290      16,272
                                                       =======     ========           =======     =======

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